Exhibit 10.1

CONSENT AND FIRST AMENDMENT
TO
AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT

THIS CONSENT AND FIRST AMENDMENT to Amended and Restated Loan and Security Agreement (this “Amendment”) is entered into as of June 10, 2014, by and among OXFORD FINANCE LLC (“Oxford”) as collateral agent (in such capacity, the “Collateral Agent”), the Lenders listed on Schedule 1.1 of the Loan Agreement or otherwise a party thereto from time to time including, without limitation, Oxford in its capacity as a Lender, and SILICON VALLEY BANK (in such capacity, each a “Lender” and collectively, the “Lenders”), and HALOZYME THERAPEUTICS, INC., a Delaware corporation, and HALOZYME, INC., a California corporation (individually and collectively, jointly and severally, “Borrower”).
Recitals
A.Collateral Agent, Lenders and Borrower have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 27, 2013 (as the same has been and may from time to time be amended, modified, supplemented or restated, the “Loan Agreement”). Lenders have extended credit to Borrower for the purposes permitted in the Loan Agreement.
B.Borrower has formed a new Subsidiary under the laws of Bermuda (the “Bermuda Subsidiary”), and contemplates (i) transferring certain assets of Borrower more commonly known as PEGPH20 labeled for use in the treatment of pancreatic cancer (the “Proposed Assets”) to the Bermuda Subsidiary, (ii) making an initial cash Investment in the Bermuda Subsidiary of up to Ten Million Dollars ($10,000,000.00) (the “Initial Investment”), (iii) making a capital contribution to the Bermuda Subsidiary in an amount not to exceed Twenty-Five Million Dollars ($25,000,000.00) in the aggregate (and as more fully defined below, the “Capital Contribution”), and (iv) making cash Investments in the Bermuda Subsidiary from time to time hereafter.
C.Borrower has requested that Collateral Agent and Lenders (i) consent to the transfer of the Proposed Assets by Borrower to the Bermuda Subsidiary, the Initial Investment, and the Capital Contribution, (ii) amend the Loan Agreement to permit periodic Investments in the Bermuda Subsidiary and (iii) make certain other revisions to the Loan Agreement as more fully set forth herein.
D.Collateral Agent and Lenders have agreed to so consent to the transactions set forth above and amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement
Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:
1.Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2.Consent. Subject to the terms of Section 8 below, and so long as Borrower pledges, assigns and grants a security interest in the Shares of the Bermuda Subsidiary to Collateral Agent pursuant to, and to the extent required by, the terms of the Loan Agreement (as amended by this Amendment) and that certain share charge, substantially in the form attached hereto as Exhibit A (the “Share Charge”), Collateral Agent and Lenders hereby consent to (i) the transfer of the Proposed Assets to the Bermuda Subsidiary, (ii) the Initial Investment, so long as such Initial Investment does not exceed Ten Million Dollars ($10,000,000.00) in the aggregate, (iii) the Capital Contribution so long as such Capital Contribution does not exceed Twenty-Five Million Dollars ($25,000,000.00) and that within three (3) Business Days following such Capital Contribution, Borrower delivers to Collateral Agent evidence reasonably satisfactory to Collateral Agent that Borrower has received payment from the Bermuda Subsidiary of a license fee in an amount equal to or greater than the aggregate amount of the Capital Contribution, and (iv) the execution, delivery and performance of the Bermuda License and the R&D Agreement. Collateral Agent and Lenders hereby agree that the transactions described in clauses (i) through (iv) above shall not constitute an “Event of Default” under the Loan Agreement.
3.Reaffirmation of Security Interest. Borrower hereby reaffirms its grant to Collateral Agent of a continuing security interest in the Collateral.
4.Amendment to Loan Agreement.
4.1Section 2.5 (Fees). Section 2.5 is hereby amended to replace the period at the end of clause (d) (Lender’s Expenses) with a semicolon, change the title “(d) Fees Fully Earned.” to “(f) Fees Fully Earned.” and insert the following new clause (e) as the penultimate paragraph of such Section:
(e)    First Amendment Fee. On the First Amendment Effective Date, a fully earned non-refundable fee of Seventy-Five Thousand Dollars ($75,000.00) (the “First Amendment Fee”) to be shared between the Lenders pursuant to their respective Commitment Percentages. Such First Amendment Fee shall be inclusive of all Lenders’ Expenses incurred in connection with the documentation of the First Amendment; and
4.2Section 4.3 (Pledge of Collateral). The following new Section 4.3 is hereby added to Section 4:
4.3    Pledge of Collateral. Borrower hereby pledges, assigns and grants to Collateral Agent, for the ratable benefit of the Lenders, a security interest in all the Shares (other than the Shares of Halozyme owned by Parent), together with all proceeds and substitutions thereof, all cash, stock and other moneys and property paid thereon, all rights to subscribe for securities declared or granted in connection therewith, and all other cash and noncash proceeds of the foregoing, as security for the performance of the Obligations. On the First Amendment Effective Date, the certificate or certificates for the Shares will be delivered to Collateral Agent, accompanied by an instrument of assignment duly executed in blank by Borrower. To the extent required by the terms and conditions governing the Shares, Borrower shall cause the books of each entity whose Shares are part of the Collateral and any transfer agent to reflect the pledge of the Shares. Upon the occurrence and during the continuance of an Event of Default hereunder, Collateral Agent may effect the transfer of any securities included in the Collateral (including but not limited to the Shares pledged hereunder) into the name of Collateral Agent and cause new (as applicable) certificates representing such securities to be issued in the name of Collateral Agent or its transferee. Borrower will execute and deliver such documents, and take or cause to be taken such actions, as Collateral Agent may reasonably request to perfect or continue the perfection of Collateral Agent’s security interest in the Shares pledged hereunder. Unless an Event of Default shall have occurred and be continuing, Borrower shall be entitled to collect and receive all dividends and other distributions and to exercise any voting rights with respect to the Shares pledged hereunder and to give consents, waivers and ratifications in respect thereof, provided that no vote shall be cast or consent, waiver or ratification given or action taken which would be inconsistent with any of the terms of this Agreement or which would constitute or create any violation of any of such terms. All such rights to receive and collect dividends and distributions and to vote and give consents, waivers and ratifications shall be suspended upon the occurrence and during the continuance of an Event of Default, and such rights shall be reinstated upon any waiver of such Event of Default, any such waiver to be determined in Lenders’ sole discretion.
4.3Section 5.11 (Shares). The following new Section 5.11 is hereby added to Section 5:
5.11    Shares. Each Borrower has full power and authority to create a first lien on the Shares pledged by it hereunder and no disability or contractual obligation exists that would prohibit Borrower from pledging such Shares pursuant to this Agreement. To Borrower’s knowledge, there are no subscriptions, warrants, rights of first refusal or other restrictions on transfer relative to, or options exercisable with respect to the Shares. The Shares have been and will be duly authorized and validly issued, and are fully paid and non assessable. To Borrower’s knowledge, the Shares are not the subject of any present or threatened suit, action, arbitration, administrative or other proceeding, and Borrower knows of no reasonable grounds for the institution of any such proceedings.
4.4Section 7.1 (Dispositions). Section 7.1 is hereby amended by deleting the “and” in front of clause (h), and adding the following new clause (i) immediately prior to the period at the end of such Section:
; and (i) an exclusive license of certain of Borrower’s Intellectual Property to the Bermuda Subsidiary pursuant to the Bermuda License and, for the avoidance of doubt, any Transfer of Borrower’s Intellectual Property to the Bermuda Subsidiary pursuant to the R&D Agreement
4.5Section 7.7 (Distributions; Investments). The following phrase is hereby added immediately before “or” at the end of Section 7.7(a):
other than any dividends or any such distributions or payments to Halozyme;
4.6Section 7.8 (Transactions with Affiliates). Section 7.8 is hereby amended by deleting the “and” in front of clause (c), and inserting the following at the end thereof immediately preceding the period:

, and (d) transactions between Borrower and Bermuda Subsidiary permitted pursuant to Section 2 of the First Amendment
4.7Section 7.12 (Bermuda Subsidiary Assets). The following new Section 7.12 is hereby added to Section 7:
7.12    Bermuda Subsidiary Assets. Permit the Bermuda Subsidiary to hold more than twenty percent (20.00%) of the total consolidated cash and Cash Equivalents of Borrower and its Subsidiaries at any time.
4.8Section 13.1 (Definitions). The following definitions are hereby added to Section 13.1 in their appropriate alphabetical order:
“Bermuda License” means that certain Technology License Agreement dated on or about the First Amendment Effective Date, by and between Halozyme and the Bermuda Subsidiary.
“Bermuda Share Pledge Documents” means that certain share charge by Halozyme and the Bermuda Subsidiary in favor of Collateral Agent, for the ratable benefit of the Lenders, in form and substance reasonably satisfactory to Collateral Agent and the Lenders, and any other documents, instruments, and undertakings necessary and reasonably required by Collateral Agent and the Lenders to be executed in connection therewith.
“Bermuda Subsidiary” is Halozyme Holdings, Ltd., a wholly-owned Subsidiary of Halozyme formed under the laws of Bermuda.
“Capital Contribution” means a capital contribution by Borrower to the Bermuda Subsidiary in an amount not to exceed Twenty-Five Million Dollars ($25,000,000.00) in the aggregate, which amount (or greater) shall be paid by the Bermuda Subsidiary to Borrower within three (3) Business Days following such capital contribution as a license fee pursuant to the terms of the Bermuda License.
“First Amendment” means that certain Consent and First Amendment to Amended and Restated Loan and Security Agreement, dated as of the First Amendment Effective Date, among Collateral Agent, Lenders and Borrower.
“First Amendment Effective Date” means June 10, 2014.
“First Amendment Fee” is defined in Section 2.5(e).
“R&D Agreement” means that certain Research and Development Services Agreement dated on or about the First Amendment Effective Date, by and between Halozyme and the Bermuda Subsidiary.
4.9Section 13.1(Definitions). The following term and its definition are hereby amended by deleting them in their entirety and replacing them with the following:
“Loan Documents” are, collectively, this Agreement, the Bermuda Share Pledge Documents, the Perfection Certificates, each Compliance Certificate, each Disbursement Letter, each Loan Payment/Advance Request Form and any Bank Services Agreement, the Post-Closing Letter, each

Control Agreement, each landlord and bailee agreement, any subordination agreements, any note, or notes or guaranties executed by Borrower or any other Person, and any other present or future agreement entered into by Borrower, any Guarantor or any other Person for the benefit of the Lenders and Collateral Agent in connection with this Agreement or the Original Agreement; all as amended, restated, or otherwise modified.
4.10Section 13.1 (Definitions). Clause (d) of the definition of “Permitted Investments” is hereby amended by deleting the “and” in front of subclause (ii), and inserting the following subclauses (iii), (iv) and (v) to the end of such clause prior to the semicolon at the end thereof:
, and (iii) the Capital Contribution in an aggregate amount not to exceed Twenty-Five Million Dollars ($25,000,000.00), (iv) a one-time Investment in the Bermuda Subsidiary upon its formation not to exceed Ten Million Dollars ($10,000,000.00), and (v) Investments in the Bermuda Subsidiary not to exceed Five Million Dollars ($5,000,000.00) in the aggregate in any fiscal quarter, so long as no Event of Default has occurred and is continuing
4.11Section 13.1 (Definitions). The definition of “Permitted Investments” is amended by deleting the “and” at the end of clause (k) and inserting the following new clause (m) prior to the period at the end of such definition:
; and (m) Deposit Accounts and Securities Accounts of the Bermuda Subsidiary, so long as the deposits held in such accounts comply with the terms of Section 7.12
4.12Section 13.1 (Definitions). The following sentence is hereby added to the end of the definition of “Permitted Licenses”:
Notwithstanding anything to the contrary in this Agreement, the Bermuda License shall be deemed to be a Permitted License.
4.13Section 13.1 (Definitions). The following sentence is hereby added to the end of the definition of “Shares”:
Notwithstanding anything to the contrary in this Agreement, with respect to the Bermuda Subsidiary, “Shares” shall mean sixty-five percent (65.00%) of the issued and outstanding capital stock, membership units or other securities owned or held of record by Borrower or its Subsidiary in the Bermuda Subsidiary.
5.Limitation of Amendments.
5.1The amendments set forth in Section 4, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Collateral Agent or any Lender may now have or may have in the future under or in connection with any Loan Document.
5.2This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

6.Representations and Warranties. To induce Collateral Agent and Lenders to enter into this Amendment, Borrower hereby represents and warrants to Collateral Agent and Lenders as follows:
6.1Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents (as such may be modified by the updated Perfection Certificate delivered to Collateral Agent on or around the date hereof) are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b), no Event of Default has occurred and is continuing;
6.2Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;
6.3The organizational documents of Borrower most recently delivered to Collateral Agent and Lenders are true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;
6.4The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;
6.5The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment do not and will not contravene (a) any material Requirement of Law binding on or affecting Borrower, (b) any material agreement by which Borrower is bound in a manner that constitutes an event of default thereunder, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;
6.6The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on Borrower, except as already has been obtained or made or is being obtained pursuant to Section 6.1(b) of the Loan Agreement; and
6.7This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.
7.Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.
8.Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Collateral Agent and Lenders of this Amendment and the Bermuda Share Pledge Documents; (b) the delivery to Collateral Agent of any certificates for the Shares of the Bermuda Subsidiary required to be pledged under the Loan Agreement (as amended by this Amendment), accompanied by an instrument of assignment duly executed in blank by Halozyme, (c) copies of the fully-executed Bermuda License and R&D Agreement, and (d) Borrower’s payment of the First Amendment Fee in an amount equal to Seventy-Five Thousand Dollars ($75,000.00).
[Balance of Page Intentionally Left Blank]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

COLLATERAL AGENT:
OXFORD FINANCE LLC
By: /s/ Mark Davis
Name: Mark Davis
Title: Vice-President - Finance, Secretary & Treasurer
LENDERS:
OXFORD FINANCE LLC
By: /s/ Mark Davis
Name: Mark Davis
Title: Vice-President - Finance, Secretary & Treasurer
SILICON VALLEY BANK
By: /s/ Anthony Flores
Name: Anthony Flores
Title: Vice-President
BORROWER: HALOZYME THERAPEUTICS, INC. By: /s/ David A. Ramsay Name: David A. Ramsay Title: Chief Financial Officer HALOZYME, INC. By: /s/ David A. Ramsay Name: David A. Ramsay Title: Chief Financial Officer

EXHIBIT A

Dated 10 June 2014

B Y :

HALOZYME, INC.

IN FAVOUR OF:

OXFORD FINANCE LLC

SHARE CHARGE

TABLE OF CONTENTS

1.    INTERPRETATION     3
2.    CHARGORS’S REPRESENTATIONS AND WARRANTIES     5
3.    CHARGORS’S COVENANTS     5
4.    SECURITY     5
5.    DEALINGS WITH CHARGED PROPERTY     7
6.    PRESERVATION OF SECURITY     7
7.    ENFORCEMENT OF SECURITY     9
8.    FURTHER ASSURANCES     12
9.    INDEMNITIES     13
10.    POWER OF ATTORNEY     13
11.    EXPENSES     14
12.    NOTICES     14
13.    ASSIGNMENTS     15
14.    MISCELLANEOUS     15
15.    LAW AND JURISDICTION     16
SCHEDULE I     19

THIS SHARE CHARGE is made on 10 June 2014

BY:

Halozyme, Inc. (the “Chargor”); and

IN FAVOUR OF:

Oxford Finance LLC (the “Chargee”).

WHEREAS:

(A)
The Chargor, Lenders (as defined in the LSA) and Halozyme Therapeutics, Inc. have entered into that certain Amended and Restated Loan and Security Agreement dated as of December 27, 2013 (as the same has been and may from time to time be amended, modified, supplemented or restated, including but without limitation by that certain Consent and First Amendment to Amended and Restated Loan and Security Agreement dated as of 10 June 2014, the “LSA”). It is a requirement of the LSA that the Chargor enter into this Charge as security for the Secured Obligations (as defined below).

(B)
Halozyme Holdings, Ltd., an exempted company incorporated under the laws of Bermuda (”the Company”) has an issued and outstanding share capital of US$100.00 consisting 100 shares having a par value of US$1.00 per share, all of such shares are fully paid, legally and beneficially owned by the Chargor, and registered in the name of the Chargor, as outlined in Schedule I hereto.

NOW THIS CHARGE WITNESSES as follows:

1.	INTERPRETATION

1.1	In this Charge, unless the context otherwise requires, the following words and expressions shall have the following meanings:

“Business Day”	means any day other than a Saturday, Sunday or public holiday in Bermuda, Virginia or California;
“Charge”	means this share charge;
“Charged Property”
means 65% of the issued shares of the Company as described in Recital (B) legally or beneficially owned by the Chargor during the Security Period (the “Charged Shares”) and all dividends or other distributions, interest and other moneys paid or payable in connection therewith and all interests in and all rights accruing in respect of all or any of the Charged Shares as of the date, if any, of the occurrence of an Event of Default which is continuing;

“Charged Shares”	has the meaning assigned thereto in the definition of Charged Property;
“Event of Default”	has the meaning attributed to such term in the LSA;
“Loan Documents”	has the meaning attributed to such term in the LSA;
“Parties”	means the parties to this Charge collectively; “Party” means any one of them;
“Secured Obligations”	means means, collectively, (a) all Obligations under the LSA (as defined therein) and (b) all obligations owing by the Chargor to the Lenders hereunder and under the other Loan Documents;
“Security Interest”	means any charge, mortgage, pledge, lien, security interest or other encumbrance; and
“Security Period”	means the period commencing on the date of execution of this Charge and terminating upon discharge of the security created by this Charge by payment in full of the Secured Obligations.

1.2	In this Charge unless the context otherwise requires:

a.
references to statutory provisions shall be construed as references to those provisions as amended or re-enacted or as their application is modified by other provisions from time to time and shall include references to any provisions of which they are re-enactments (whether with or without modification);

b.
references to Clauses and schedules are references to Clauses hereof and schedules hereto; references to sub-Clauses or paragraphs are, unless otherwise stated, references to sub-Clauses of the Clauses hereof or paragraphs of the schedule in which the reference appears;

c.	references to the singular shall include the plural and vice versa and references to the masculine shall include the feminine and/or neuter and vice versa;

d.	references to persons shall include companies, partnerships, associations and bodies of persons, whether incorporated or unincorporated;

e.	references to assets include property, rights and assets of every description;

f.	capitalized terms not otherwise defined herein shall have the meanings given them in the LSA; and

g.	references to any document are to be construed as references to such document as amended or supplemented from time to time.

2.	CHARGORS’S REPRESENTATIONS AND WARRANTIES
The Chargor hereby represents and warrants to the Chargee that:

2.1	it is the legal and beneficial owner of all of the Charged Property free from any Security Interest (other than those in favour of Chargee) and any options or rights of pre-emption;

2.2
the Chargor has full power and authority (i) to be the legal and beneficial owner of the Charged Property, (ii) to execute and deliver this Charge and (iii) to comply with the provisions of, and perform all its obligations under, this Charge; and

2.3
all consents, licences, approvals and authorisations required in connection with the entry into, performance, validity and enforceability of this Charge have been obtained and are in full force and effect and will be so maintained including the permission of the Bermuda Monetary Authority to any transfer of Charged Shares by the Chargee upon enforcement of this Charge.

3.	CHARGORS’S COVENANTS
The Chargor hereby covenants with the Chargee to pay and discharge the Secured Obligations, at the times and in the manner specified in this Charge.

4.	SECURITY

4.1
In consideration of and as a continuing security for the payment and discharge of the Secured Obligations, the Chargor as legal and beneficial owner of the Charged Shares hereby assigns by way of security and charges in favour of Chargee by way of first fixed charge all the Chargor’s right, title and interest to and in the Charged Property including (without limitation) all voting and other consensual powers pertaining to the Charged Shares.

4.2	The Chargor hereby agrees to deliver, or cause to be delivered, to the Chargee:

a.	duly executed undated share transfer forms in respect of the Charged Shares in favour of the Chargee or its nominees in the form set out in Exhibit 1;

b.	all share certificates issued in respect of the Charged Shares;

c.	an undertaking from the Company to register transfers of the Charged Shares to the Chargee or its nominee in the form set out in Exhibit 2;

d.	confirmation from the Bermuda Monetary Authority of its prior approval of the transfer of the Charged Shares on enforcement of this Charge; and
PROVIDED that Exhibits 1 and 2 shall only be dated and become enforceable upon the occurrence of an Event of Default which is continuing in accordance with Clause 7.1 and be valid until the conclusion of the Security Period.

4.3	The Chargor hereby agrees that during the Security Period it will

a.	subject to the provisions of Clause 5.1(d), remain the legal and the beneficial owner of the Charged Property (subject only to the Security Interests hereby created);

b.	not create or suffer the creation of any Security Interests (other than those in favour of Chargee) on or in respect of the whole of any part of the Charged Property or any of its interest therein;

c.	not revoke or cause to be revoked any of the items delivered, pursuant to Clause 4.2; or

d.	propose and/or vote in favour of any action with respect to the Company which may be inconsistent with the terms of this Charge;
in any such case without the prior consent in writing of the Chargee (such consent not to be unreasonably withheld).

4.4	When the Chargee releases its lien under the LSA, the Chargee shall take whatever action is necessary to release the Charged Property from the security constituted by this Charge.

5.	DEALINGS WITH CHARGED PROPERTY

5.1	Unless and until an Event of Default that is continuing has occurred:

a.
the Chargor shall be entitled to exercise all voting and/or consensual powers pertaining to the Charged Property or any part thereof for all purposes not inconsistent with the terms of this Charge and/or the LSA;

b.	the Chargor shall be entitled to receive and retain any dividends, interest or other moneys or assets accruing on or in respect of the Charged Property or any part thereof;

c.	the Chargor shall be entitled to receive all notices pertaining to the Charged Shares; and

d.
the Chargor shall be entitled to sell assign, transfer or otherwise dispose (each a “Transfer”) of any of its interest in the Charged Property to any affiliate without the written consent of the Chargee, provided that (i) at all times such Charged Property shall remain subject to the Security Interest created by this Charge; and (ii) written notification of such Transfer is delivered to the Chargee as soon as practicable thereafter.

5.2
the Chargor shall discharge all obligations, which may become due in respect of any of the Charged Property and in an Event of Default that is continuing, the Chargee may if it thinks fit make such discharge on behalf of the Chargor. Any sums so paid by the Chargee in respect thereof shall be repayable on demand and pending such repayment shall constitute part of the Secured Obligations.

6.	PRESERVATION OF SECURITY

6.1	It is hereby agreed and declared that:

a.
the security created by this Charge shall be held by the Chargee as a continuing security for the payment and discharge of the Secured Obligations and the security so created shall not be satisfied by any intermediate payment or satisfaction of any part of the Secured Obligations;

b.	the security so created shall be in addition to and shall not in any way be prejudiced or affected by any of the other Loan Documents;

c.	the Chargee shall not be bound to enforce any other security before enforcing the security created by this Charge;

d.
no delay or omission on the part of the Chargee in exercising any right, power or remedy under this Charge shall impair such right, power or remedy or be construed as a waiver thereof nor shall any single or partial exercise of any such right, power or remedy preclude any further exercise thereof or the exercise of any other right, power or remedy. The rights, powers and remedies herein provided are cumulative and not exclusive of any rights, powers and remedies provided by law and may be exercised from time to time and as often as the Chargee may deem expedient; and

e.	any waiver by the Chargee of any terms of this Charge shall only be effective if given in writing and then only for the purpose and upon the terms for which it is given.

6.2
Any settlement or discharge under this Charge between the Chargee and the Chargor shall be conditional upon no security or payment to the Chargee by the Company being avoided or set-aside or ordered to be refunded or reduced by virtue of any provision or enactment relating to bankruptcy, insolvency, administration or liquidation for the time being in force and, if such condition is not satisfied, the Chargee shall be entitled to recover from each of the Chargor on demand the value of such security or the amount of any such payment as if such settlement or discharge had not occurred, such amount not to exceed the value of the Charged Property.

6.3
The rights of the Chargee under this Charge and the security hereby constituted shall not be affected by any act, omission, matter or thing which, but for this provision, might operate to impair, affect or discharge such rights and security, in whole or in part, including without limitation, and whether or not known to or discoverable by the Company, the Chargor, the Chargee or any other person:

a.	any time or waiver granted to or composition with the Company or any other person;

b.	the taking, variation, compromise, renewal or release of or refusal or neglect to perfect or enforce any rights, remedies or securities against the Company or any other person;

c.	any legal limitation, disability, incapacity or other circumstances relating to the Company or any other person;

d.	any amendment or supplement to the LSA, the other Loan Documents or any other document or security except as otherwise expressly set forth therein;

e.	the dissolution, liquidation, reconstruction or reorganisation of the Company or any other person, other than as permitted pursuant to the LSA; or

f.	the unenforceability, invalidity or frustration of any obligations of the Company or any other person under the LSA, the other Loan Documents or any other document or security.

6.4	Until the Chargee has released its lien under the LSA, the Chargor shall not upon any enforcement by the Chargee of the Charged Property:

a.	exercise any rights of subrogation in relation to any rights, security or moneys held or received or receivable by the Chargee or any person;

b.	exercise any right of contribution from any co-surety liable in respect of such moneys and liabilities under any other guarantee, security or agreement;

c.	exercise any right of set-off or counterclaim against the Company or any such co-surety;

d.	receive, claim or have the benefit of any payment, distribution, security or indemnity from the Company or any such co-surety other than as permitted pursuant to the LSA; or

e.	unless so directed by the Chargee (when the Chargor will prove in accordance with such directions), claim as a creditor of the Company or any such co-surety in competition with the Chargee.

6.5
Until the Secured Obligations have been unconditionally and irrevocably satisfied and discharged in full to the satisfaction of the Chargee, the Chargee may at any time keep in a separate account or accounts (without liability to pay interest thereon) in the name of the Chargee for as long as it may think fit, any moneys realised under this Charge without being under any immediate obligation to apply the same or any part thereof in or towards the discharge of the Secured Obligations.

7.	ENFORCEMENT OF SECURITY

7.1
Upon the occurrence of an Event of Default that is continuing the security hereby constituted shall become immediately enforceable and the power of sale and other powers specified in Section 30 of the Conveyancing Act 1983 (applied in respect of personal property as well as real property) as varied or amended by this Charge shall be immediately exercisable upon and the Chargee may, at any time, without notice to, or consultation with, or the consent of, the Chargor:

a.
receive and retain all dividends, interest, distributions or other moneys or assets accruing on or in respect of the Charged Property or any part thereof, such dividends, interest, distributions or other moneys or assets to be held by the Chargee, until applied in the manner described in Clause 7.5, as additional security charged under and subject to the terms of this Charge and any such dividends, interest, distributions or other moneys or assets received by the Chargor after such time shall be held in trust by each of the Chargor for the Chargee and paid or transferred to the Chargee on demand; and/or

b.	appoint by instrument any person to be a receiver of the Charged Property (the “Receiver”) and remove any Receiver so appointed and appoint another or others in his stead; and/or

c.
sell, transfer, grant options over or otherwise dispose of the Charged Property or any part thereof at such place and in such manner and at such price or prices as the Chargee may deem fit, and thereupon the Chargee shall have the right to deliver, assign and transfer in accordance therewith the Charged Property so sold, transferred, granted options over or otherwise disposed of; and/or

d.	complete any undated blank share transfer forms of all or any part of the Charged Property by dating the same and/or inserting its name or the name of its nominee as transferee.

7.2
The Chargor hereby waives the entitlement conferred by Section 29 of the Conveyancing Act 1983 (to the extent applicable) and agrees that Section 31 of that Act (to the extent applicable) shall not apply to the security created by this Charge. For the avoidance of doubt, the powers of the Chargee by virtue of this Charge shall not be limited to those specified in Section 30 of the Conveyancing Act 1983. For the purpose of all powers conferred by statute, the Secured Obligations shall be deemed to have become due and payable on the date hereof.

7.3
The Chargee shall not be obliged to make any enquiry as to the nature or sufficiency of any payment received by it under this Charge or to enforce any rights or benefits assigned to the Chargee by this Charge or to which the Chargee may at any time be entitled hereunder.

7.4
Upon any sale of the Charged Property or any part thereof by the Chargee, the purchaser shall not be bound to see or enquire whether the Chargee’s power of sale has become exercisable in the manner provided in this Charge and the sale shall be deemed to be within the power of the Chargee, and the receipt of the Chargee for the purchase money shall effectively discharge the purchaser who shall not be concerned with the manner of application of the proceeds of sale or be in any way answerable therefor.

7.5	All moneys received by the Chargee pursuant to this Charge shall be applied in accordance with the LSA.

7.6
Neither the Chargee nor its agents, managers, officers, employees, delegates or advisers shall be liable for any claim, demand, liability, loss, damage, cost or expense incurred or arising in connection with the exercise or purported exercise of any rights, powers and discretions hereunder in the absence of negligence, fraud or dishonesty.

7.7
The Chargee shall not by reason of the taking of possession of the whole or any part of the Charged Property or any part thereof be liable to account as mortgagee-in-possession or for anything except actual receipts or be liable for any loss upon realisation or for any default or omission for which a mortgagee-in-possession might be liable.

7.8	In addition to all other rights or powers vested in the Chargee hereunder or by statute or otherwise, the Receiver may take such action in relation to the enforcement of this Charge to:

a.	take possession of, redeem, collect and get in all or any part of the Charged Property;

b.	raise or borrow money and grant security therefor over all or any part of the Charged Property;

c.	appoint an attorney or accountant or other professionally qualified person to assist him in the performance of his functions;

d.	do all acts and to execute in the name and on behalf of the Chargor any document or deed in respect of all or any part of the Charged Property;

e.
in the name of the Chargor or in his own name, bring, prosecute, enforce, defend and abandon applications, claims, disputes, actions, suits and proceedings in connection with all or any part of the Charged Property and to submit to arbitration, negotiate, compromise and settle any such applications, claims, disputes, actions, suits or proceedings;

f.	sell, call in, collect and convert to money the Charged Property or any of it at such place and in such manner and at such price or prices as he shall think fit;

g.
exercise any powers, discretion, voting or other rights or entitlements in relation to the Charged Property and generally to carry out any other action which he may in his sole discretion deem appropriate in relation to the enforcement of this Charge;

h.	make any arrangement or compromise which he shall think expedient; and

i.	do all such other acts and things as may be considered to be incidental or conducive to any of the matters or powers aforesaid and which the Receiver lawfully may or can do as agent for the Chargor.

7.9
Every Receiver shall, so far as it concerns responsibility for his acts, be deemed to be an agent of the Chargor, which shall be solely responsible for his acts and defaults and for the payment of his remuneration and no Receiver shall at any time act as agent for the Chargee.

7.10
Every Receiver shall be entitled to remuneration for his services at a rate to be fixed by agreement between him and the Chargee (or, failing such agreement, to be fixed by the Chargee) appropriate to the work and responsibilities involved, upon the basis of current industry practice.

8.	FURTHER ASSURANCES

8.1	The Chargor shall execute and do all such assurances, acts and things as the Chargee in its reasonable discretion may require for:

a.	creating, perfecting, protecting or ensuring the priority of the Security Interest hereby created (or intended to be created);

b.	preserving or protecting any of the rights of the Chargee under this Charge;

c.	ensuring that the security constituted by this Charge and the covenants and obligations of the Chargor under this Charge shall inure to the benefit of any assignee of the Chargee;

d.	facilitating the appropriation or realisation of the Charged Property or any part thereof; or

e.	exercising any power, authority or discretion vested in the Chargee under this Charge, in any such case, forthwith upon demand by the Chargee and at the expense of the Chargor.

8.2
The Chargor shall provide such assurances and do all acts and things the Receiver may in his reasonable discretion require for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder and the Chargor hereby irrevocably appoints the Receiver, upon the occurrence and during the continuance of an Event of Default, to be the lawful attorney in fact of the Chargor to do any act or thing and to exercise all the powers of the Chargor for the purpose of exercising the powers (or giving effect to the exercise of the powers) conferred on the Receiver hereunder.

9.	INDEMNITIES

9.1	The Chargor will indemnify the Chargee, in accordance with the LSA.

10.	POWER OF ATTORNEY

10.1
The Chargor, by way of security and in order more fully to secure the performance of its obligations hereunder, hereby irrevocably appoints the Chargee and the persons deriving title under it jointly and also severally to be its attorney, in each case upon the occurrence and during the continuance of an Event of Default:

a.
to execute and complete in favour of the Chargee or its nominees or of any purchaser any documents which the Chargee may from time to time require for perfecting its title to the Charged Property in the Chargee or its nominees or in any purchaser;

b.	to take and institute on non-payment (if the Chargee in its sole discretion so decides) all steps and proceedings in the name of the Chargor or of the Chargee for the recovery of the Charged Property;

c.
to act as the Chargor’s corporate representative (and/or to appoint any officer or nominee of the Chargee for such purpose) to represent the Chargor at any general meeting of the members of the Company and to sign any resolution in writing of the members of the Company or to requisition or convene general meetings of the Company or to waive or consent to short notice of such in that capacity;

d.	to make allowances and give time or other indulgence to any surety or other person liable;

e.	otherwise generally to act for it and in its name and on its behalf; and

f.
to sign, execute, seal and deliver and otherwise perfect and do any such legal assignments and other assurances, charges, authorities and documents over the Charged Property, and all such deeds, instruments, acts and things (including, without limitation, those referred to in Clause 8) which may be required for the full exercise of all or any of the powers conferred or which may be deemed proper on or in connection with any of the purposes aforesaid.

10.2
The power hereby conferred shall be a general power of attorney and the Chargor hereby ratifies and confirms and agrees to ratify and confirm any instrument, act or thing which any such attorney may execute or do pursuant to the terms hereof. In relation to the power referred to herein, the exercise by the Chargee of such power shall be conclusive evidence of its right to exercise the same.

11.	EXPENSES

11.1	The Chargor shall pay to the Chargee on demand all reasonable costs, fees and expenses in accordance with the LSA.

12.	NOTICES
Any notice required to be given hereunder shall be in writing in the English language and shall be served by sending the same by prepaid recorded post, facsimile or by delivering the same by hand to the address of the Party or Parties in question as set out below (or such other address as such Party or Parties shall notify the other Parties of in accordance with this Clause). Any notice sent by post as provided in this Clause shall be deemed to have been served five Business Days after despatch and any notice sent by facsimile as provided in this Clause shall be deemed to have been served at the time of despatch and in proving the service of the same it will be sufficient to prove in the case of a letter that such letter was properly stamped, addressed and placed in the post; and in the case of a facsimile that such facsimile was duly despatched to a current facsimile number of the addressee.

Chargor:
Halozyme, Inc.
11388 Sorrento Valley Road
San Diego, CA 92121
Attn: General Counsel
Fax: (858) 704-8311

Chargee:
Oxford Finance LLC
133 North Fairfax Street
Alexandria, Virginia 22314
Attn: Legal Department
Fax: (703) 519-5225

13.	ASSIGNMENTS

13.1
The Chargor may not assign, transfer or novate this Charge or any of its rights or obligations thereunder. Subject to Section 12.1 of the LSA, the Chargee may assign or transfer all or any part of its rights or obligations under this Charge to any assignee or transferee without the consent of the Chargor. The Chargee shall notify the Chargor promptly following any such assignment or transfer.

14.	MISCELLANEOUS

14.1
The Chargee, at any time and from time to time, may delegate by power of attorney or in any other manner to any person or persons all or any of the powers, authorities and discretions which are for the time being exercisable by the Chargee under this Charge in relation to the Charged Property or any part thereof. Any such delegation may be made upon such terms and be subject to such regulations as the Chargee may think fit. The Chargee shall not be in any way liable or responsible to the Chargor for any loss or damage arising from any act, default, omission or misconduct on the part of any such delegate provided the Chargee has acted reasonably in selecting such delegate.

14.2	This Charge (together with any documents referred to herein) contains the whole agreement between the Parties in respect of the subject matter of this Charge.

14.3
The invalidity, unenforceability or illegality of any provision (or part of a provision) of this Charge under the laws of any jurisdiction shall not affect the validity, enforceability or legality of the other provisions. If any invalid, unenforceable or illegal provision would be valid, enforceable or legal if some part of it were deleted, the provision shall apply with any modifications necessary to give effect to the commercial intention of the Parties

14.4	No variations of this Charge shall be effective unless made in writing and signed by each of the Parties.

14.5	The headings in this Charge are inserted for convenience only and shall not affect the construction of this Charge.

14.6	This Charge may be executed in counterparts each of which when executed and delivered shall constitute an original but all such counterparts together shall constitute one and the same instrument.

14.7
If any of the Clauses, sub-Clauses, paragraphs, conditions, covenants or restrictions of this Charge or any deed or document emanating from it shall be found to be void but would be valid if some part thereof were deleted or modified, then such Clause, sub-Clause, paragraph, condition, covenant or restriction shall apply with such deletion or modification as may be necessary to make it valid and effective.

15.	LAW AND JURISDICTION
This Charge shall be governed by and construed in accordance with the laws of Bermuda and the Parties hereby irrevocably submit to the non-exclusive jurisdiction of the courts of Bermuda, provided that nothing in this Clause shall affect the right of the Chargee to serve process in any manner permitted by law or limit the right of the Chargee to take proceedings with respect to this Charge against the Chargor in any jurisdiction nor shall the taking of proceedings with respect to this Charge in any jurisdiction preclude the Chargee from taking proceedings with respect to this Charge in any other jurisdiction, whether concurrently or not.

IN WITNESS whereof the Chargor have caused this Charge to be duly executed and delivered as a deed the day and year first before written.

EXECUTED AND DELIVERED AS A DEED by
OXFORD FINANCE LLC
as Chargee

By: ______________________________

Name:
Title:

In the presence of:

__________________________________
Witness Signature

Name:
Address:
Occupation:

EXECUTED AND DELIVERED AS A DEED by
HALOZYME, INC.
as Chargor

By: ______________________________

Name:
Title:

In the presence of:

__________________________________
Witness Signature

Name:
Address:
Occupation:

SCHEDULE I

Chargor	65% of Shares Held in the Company
HALOZYME, INC.	Halozyme Holdings, Ltd.

Exhibit 1
SHARE TRANSFER FORM
(EXEMPTED COMPANY)

FULL NAME AND ADDRESS    Halozyme, Inc.
OF TRANSFEROR:            11388 Sorrento Valley Road
San Diego, CA 92121

FULL NAME AND ADDRESS
OF TRANSFEREE:

FULL NAME OF COMPANY:	Halozyme Holdings, Ltd.
Canon’s Court, 22 Victoria Street
Hamilton HM 12
Bermuda

NUMBER AND FULL
DESCRIPTION OF SHARES:    [__] common shares of par value US$1.00 each

CONSIDERATION:	In furtherance of the share charge dated [DATE] 201_ made between Halozyme, Inc. and Oxford Finance LLC.

The Transferor hereby transfers to the Transferee the shares described above free of all liens, charges and encumbrances and together with all rights now or hereafter attaching thereto, but subject to the Memorandum of Association and Bye-Laws of the Company.

Duly signed this       day of      , 201_, by or on behalf of:

The Transferor

Halozyme, Inc.

By: ______________________________

Name:
Title:

In the presence of:

__________________________________
Witness Signature

Name:
Address:
Occupation:

The Transferee

_________________________
By: ______________________________

Name:
Title:

In the presence of:

__________________________________
Witness Signature

Name:
Address:
Occupation:

N.B.    Execution by the Transferee is only required when the shares are not fully paid.

Exhibit 2
UNDERTAKING

We, Halozyme Holdings, Ltd. (the “Company”) hereby irrevocably UNDERTAKE and COVENANT with Oxford Finance, LLC to register all transfers of Charged Shares submitted to the Company for registration pursuant to the due exercise of rights under the Share Charge (as defined below) as soon as practical following the submission of such transfers accompanied by evidence of any required consent of the Bermuda Monetary Authority to such transfers.

This Undertaking is given pursuant to the Share Charge (the “Share Charge”) dated [•] ___________ 201_ between Oxford Finance, LLC and the Chargor as defined therein, and any capitalised terms used herein and not otherwise defined herein shall have the meanings given such terms in the Share Charge.

IN WITNESS whereof the Company has caused this Undertaking to be duly executed the ______________ 201_.

Halozyme Holdings, Ltd.

____________________________
Director/Officer/Authorised Signatory